EXHIBIT 3

                                     WAIVER

         Tony D'Amato, Christopher Tisi ("Mr. Tisi"), and Health and Nutrition Systems International, Inc. (the "Company") entered into a Shareholders' Agreement dated July 13, 2000 (the "Agreement"). An Irrevocable Proxy signed by Tony D'Amato was attached to the Agreement, also dated July 13, 2000 (the "Proxy").

         Mr. D'Amato is the holder of Certificate Number 01237 representing 125,000 shares of the Company's common stock (the "Shares").

         Mr. Tisi and the Company hereby waive any and all rights either of them may have pursuant to the Agreement and the Proxy related to the Shares.

Health & Nutrition Systems International, Inc.

By:      /s/Steven Pomerantz                  Date:  January 31,.2001
     -----------------------------------             -----------------
      Steven Pomerantz, CEO


STATE OF FLORIDA                            )
                                            )ss.:
COUNTY OF PALM BEACH                        )

         The foregoing instrument was acknowledged before me this 31st day of January in the year 2001 by Steven Pomerantz, Chief Executive Officer, of Health & Nutrition International. Inc., a Florida corporation, on behalf of the corporation. He is personally known to me or has produced
_______________________ as identification.

                                  /s/Tracy A. Rogers
                                                     ---------------------------
                                  NOTARY PUBLIC

                                  Print Name:
                                               ---------------------------------
                                  Notary Public, State of Florida
NOTARY SEAL                       My Commission Expires:     January 31, 2001
                                                            --------------------

/s/Christopher Tisi                     Date:  January 31,.2001
-----------------------------------            ----------------------------
Christopher Tisi, Individually

STATE OF FLORIDA                            )
                                            )ss.:
COUNTY OF PALM BEACH                        )

         The foregoing instrument was acknowledged before me this 31st day of January in the year 2001 by Christopher Tisi, who is personally known to me or who has produced __________________________as identification.

                                  /s/Tracy A. Rogers
                                 -----------------------------------------------
                                  NOTARY PUBLIC

                                  Print Name:
                                            ------------------------------------
                                  Notary Public, State of Florida
NOTARY SEAL                       My Commission Expires:
                                                         -----------------------